Ballantyne Strong Reports Second Quarter and Year to Date 2019 Operating Results

Charlotte, NC – August 14, 2019 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”), a holding company with diverse business activities focused on serving the cinema, retail, financial, advertising and government markets, today announced financial results for the period ended June 30, 2019. The Company conducts its operations through three operating segments: Strong Cinema, Convergent and Strong Outdoor.

Second Quarter and First Half 2019 Highlights

●	Total revenue increased 0.6% to $14.3 million for the second quarter of 2019 compared to the prior year and decreased 4.8% to $28.6 million for the first half of 2019 compared to the prior year. Revenue grew 53.1% for the quarter and 37.7% for the first half in our Convergent business unit primarily due to the acceleration of our DSaaS recurring revenue business model. Strong Cinema posted lower revenue for the quarter and first half, as weather-related damage at our production facility impacted operations. The newly improved and expanded production area is nearing completion and expected to be operational soon.

●	Gross profit increased 150.3% to $3.2 million for the second quarter of 2019 and increased 42.0% to $5.9 million for the first half of 2019. Gross profit margins improved to 22.7% for the quarter from 9.1% and improved to 20.6% from 13.8% for the first half. The improvement was a direct result of repositioning Convergent to a high margin recurring revenue model combined with cost reduction initiatives. Gross profit margins remained stable at Strong Cinema, while the gross profit dollar contribution declined as a result of the lower revenue in the current periods.

●	Operating loss improved 57.9% to $2.3 million for the second quarter of 2019 and improved 43.1% to $4.9 million for the first half of 2019. Improved operating performance at Convergent and Strong Outdoor combined with reductions in administrative expenses were partially offset by the lower contribution from Strong Cinema in the current periods.

●	Net loss improved 49.4% to $3.4 million ($0.24 per share) for the second quarter of 2019 as compared to $6.8 million ($0.47 per share) in the prior year. Net loss improved 28.2% to $7.6 million ($0.52 per share) for the first half of 2019 as compared to $10.5 million ($0.73 per share) in the prior year. Net loss improved primarily due to improved operating results partially offset by non-cash fair value adjustments and equity method investment losses.

●	Adjusted EBITDA, a non-GAAP measure, improved to negative $0.9 million for the first quarter of 2019 from negative $3.2 million in the prior year. On a year to date basis, Adjusted EBITDA improved to negative $2.5 million from negative $5.4 million, due primarily to operating improvements at Convergent and reduced administrative expenses.

●	Announced transaction with Firefly Systems Inc. (“Firefly”), receiving $4.8 million Series A-2 preferred shares in conjunction with entering into agreements with Firefly to collaborate on its digital advertising business. If the transaction had been effective for the full six-month period, reported revenue would have been reduced by approximately $0.9 million, operating expenses would have been reduced by approximately $2.4 million, and operating income would have been increased by approximately $1.5 million.

Kyle Cerminara, Chairman and CEO, commented, “Overall, Ballantyne Strong generated significantly improved operating results with consolidated operating profit metrics all improving from the prior year. Convergent continued to post gains in operating results reflecting the growth in our recurring revenue DSaaS business combined with a significant reduction in operating costs. We believe that Strong Outdoor is much better positioned following the recently announced investment and collaboration agreement with Firefly. At Strong Cinema, construction is coming along nicely on our newly upgraded production facility and we expect to see a positive impact and sequential improvements in the second half.”

Conference Call

A conference call to discuss the second quarter 2019 financial results will be held on Wednesday, August 14, 2019 at 4:30 pm Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13693626. A replay will be available approximately two hours after the conclusion of the conference call until Saturday, September 14, 2019 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13693626.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income/loss, fair value adjustments, severance and transactional expenses and other non-cash charges.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about August 14, 2019, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing of managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, advertising and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and the following risks and uncertainties: the Company’s ability to expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT

Ballantyne Strong, Inc.

Mark Roberson

Chief Financial Officer

IR@btn-inc.com

704-994-8295

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,869	$6,698
Restricted cash	350	350
Accounts receivable (net of allowance for doubtful accounts of $1,549 and $1,832, respectively)	13,638	13,841
Inventories, net	3,459	3,490
Recoverable income taxes	435	281
Other current assets	1,669	1,663
Total current assets	22,420	26,323
Property, plant and equipment (net of accumulated depreciation of $9,290 and $9,046, respectively)	11,755	14,483
Operating lease right-of-use assets	5,831	-
Finance lease right-of-use assets	1,236	692
Investments	14,381	11,167
Intangible assets, net	1,685	1,795
Goodwill	899	875
Notes receivable	2,658	3,965
Other assets	247	337
Total assets	$61,112	$59,637
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,089	$4,724
Accrued expenses	2,986	2,782
Short-term debt	3,237	3,152
Current portion of long-term debt	970	1,094
Current portion of operating lease obligations	982	-
Current portion of finance lease obligations	1,052	160
Deferred revenue and customer deposits	3,885	2,310
Total current liabilities	18,201	14,222
Long-term debt, net of current portion and debt issuance costs	3,518	10,053
Operating lease obligations, net of current portion	5,111	-
Finance lease obligations, net of current portion	3,437	427
Deferred revenue and customer deposits, net of current portion	1,160	1,167
Deferred income taxes	2,329	2,516
Other accrued expenses, net of current portion	84	254
Total liabilities	33,840	28,639
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,313 and 17,237 shares at June 30, 2019 and December 31, 2018, respectively; outstanding 14,519 and 14,443 shares at June 30, 2019 and December 31, 2018, respectively	169	169
Additional paid-in capital	41,938	41,474
Accumulated other comprehensive loss	(4,785)	(5,378)
Retained earnings	8,536	13,319
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Total stockholders’ equity	27,272	30,998
Total liabilities and stockholders’ equity	$61,112	$59,637

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net product sales	$6,082	$7,450	$11,648	$16,184
Net service revenues	8,187	6,728	16,927	13,821
Total net revenues	14,269	14,178	28,575	30,005
Cost of products sold	3,747	5,492	9,781	11,469
Cost of services	7,288	7,394	12,915	14,395
Total cost of revenues	11,035	12,886	22,696	25,864
Gross profit	3,234	1,292	5,879	4,141
Selling and administrative expenses:
Selling	1,222	1,274	2,450	2,500
Administrative	4,297	4,208	8,226	8,917
Total selling and administrative expenses	5,519	5,482	10,676	11,417
Loss on disposal of assets	(38)	(1,331)	(102)	(1,331)
Loss from operations	(2,323)	(5,521)	(4,899)	(8,607)
Other income (expense):
Interest expense	(186)	(42)	(305)	(87)
Fair value adjustment to notes receivable	(797)	192	(1,307)	150
Foreign currency transaction (loss) gain	(77)	3	(220)	107
Other income (expense), net	418	(5)	453	(11)
Total other (expense) income	(642)	148	(1,379)	159
Loss before income taxes and equity method investment loss	(2,965)	(5,373)	(6,278)	(8,448)
Income tax expense	423	642	564	1,339
Equity method investment loss	(30)	(740)	(727)	(751)
Net loss	$(3,418)	$(6,755)	$(7,569)	$(10,538)
Basic loss per share	$(0.24)	$(0.47)	$(0.52)	$(0.73)
Diluted loss per share	$(0.24)	$(0.47)	$(0.52)	$(0.73)

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(7,569)	$(10,538)
Adjustments to reconcile net loss to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(404)	143
Provision for obsolete inventory	96	535
Provision for warranty	25	58
Depreciation and amortization	1,644	1,140
Amortization and accretion of operating leases	1,132	-
Fair value adjustment to notes receivable	1,307	(150)
Equity method investment loss	727	751
Recognition of contract acquisition costs	-	29
Loss on disposal of assets	102	1,331
Gain on Firefly transaction	(220)	-
Deferred income taxes	(198)	18
Impairment of operating lease	-	74
Stock-based compensation expense	464	482
Changes in operating assets and liabilities:
Accounts receivable	2,691	(297)
Inventories	(19)	557
Current income taxes	(144)	22
Other assets	120	(591)
Accounts payable and accrued expenses	(316)	1,115
Deferred revenue and customer deposits	(438)	1,156
Operating lease obligations	(1,234)	-
Net cash used in operating activities	(2,234)	(4,165)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	86	-
Dividends received from investee in excess of cumulative earnings	-	46
Capital expenditures	(1,136)	(887)
Net cash used in investing activities	(1,050)	(841)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	237	3,234
Proceeds from sale-leaseback financing	-	7,000
Principal payments on short-term debt	(200)	(1,039)
Principal payments on long-term debt	(491)	(1,974)
Payment of debt issuance costs	-	(17)
Payments on capital lease obligations	(137)	(96)
Other	-	(8)
Net cash (used in) provided by financing activities	(591)	7,100
Effect of exchange rate changes on cash and cash equivalents	46	(117)
Net (decrease) increase in cash and cash equivalents and restricted cash	(3,829)	1,977
Cash and cash equivalents and restricted cash at beginning of period	7,048	4,870
Cash and cash equivalents and restricted cash at end of period	$3,219	$6,847
Components of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$2,869	$6,847
Restricted cash	350	-
Total cash and cash equivalents and restricted cash	$3,219	$6,847

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Strong Cinema
Revenue	$7,879	$10,353	$15,479	$21,664
Gross profit	2,537	3,215	4,953	6,600
Operating income	1,256	1,973	2,415	4,298
Adjusted EBITDA	1,589	2,248	2,935	4,940

Convergent
Revenue	$5,135	$3,355	$10,670	$7,746
Gross profit	1,584	(34)	3,153	632
Operating income (loss)	321	(2,731)	1,073	(3,756)
Adjusted EBITDA	804	(1,103)	1,967	(1,954)

Strong Outdoor
Revenue	$1,135	$406	$2,229	$468
Gross loss	(1,007)	(1,953)	(2,424)	(3,218)
Operating loss	(1,593)	(2,278)	(3,605)	(3,776)
Adjusted EBITDA	(1,234)	(2,211)	(3,147)	(3,664)

Corporate and Other
Revenue	$120	$64	$197	$127
Gross profit	120	64	197	127
Operating loss	(2,307)	(2,485)	(4,782)	(5,373)
Adjusted EBITDA	(2,035)	(2,176)	(4,211)	(4,746)

Consolidated
Revenue	$14,269	$14,178	$28,575	$30,005
Gross profit	3,234	1,292	5,879	4,141
Operating loss	(2,323)	(5,521)	(4,899)	(8,607)
Adjusted EBITDA	(876)	(3,242)	(2,456)	(5,424)

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended June 30,
	2019					2018
	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$202	120	$(1,410)	(2,330)	$(3,418)	$735	(3,014)	$(2,279)	(2,197)	$(6,755)
Interest expense, net	35	111	38	2	186	2	18	-	22	42
Income tax expense	288	101	-	34	423	440	202	-	-	642
Depreciation and amortization	220	472	100	55	847	219	261	68	60	608
EBITDA	745	804	(1,272)	(2,239)	(1,962)	1,396	(2,533)	(2,211)	(2,115)	(5,463)
Stock-based compensation expense	-	-	-	221	221	-	-	-	227	227
Fair value adjustment to notes receivable	797	-	-	-	797	(192)	-	-	-	(192)
Equity method investment loss (income)	47	-	-	(17)	30	1,042	-	-	(302)	740
Loss on disposal of assets	-	-	38	-	38	2	1,329	-	-	1,331
Severance and other	-	-	-	-	-	-	101	-	14	115
Adjusted EBITDA	$1,589	$804	$(1,234)	$(2,035)	$(876)	$2,248	$(1,103)	$(2,211)	$(2,176)	$(3,242)

	Six Months Ended June 30,
	2019					2018
	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$(145)	699	$(3,444)	(4,679)	$(7,569)	$2,598	(4,138)	$(3,776)	(5,222)	$(10,538)
Interest expense, net	72	202	59	(28)	305	15	27	-	45	87
Income tax expense	310	169	-	85	564	1,092	247	-	-	1,339
Depreciation and amortization	440	896	200	108	1,644	443	480	112	105	1,140
EBITDA	677	1,966	(3,185)	(4,514)	(5,056)	4,148	(3,384)	(3,664)	(5,072)	(7,972)
Stock-based compensation expense	-	-	-	464	464	-	-	-	482	482
Fair value adjustment to notes receivable	1,307	-	-	-	1,307	(150)	-	-	-	(150)
Equity method investment loss (income)	888	-	-	(161)	727	940	-	-	(189)	751
Loss on disposal of assets	63	1	38	-	102	2	1,329	-	-	1,331
Severance and other	-	-	-	-	-	-	101	-	33	134
Adjusted EBITDA	$2,935	$1,967	$(3,147)	$(4,211)	$(2,456)	$4,940	$(1,954)	$(3,664)	$(4,746)	$(5,424)